Exhibit 31.2:

Hudson Technologies, Inc.

Certification of Principal Executive Officer

I, James R. Buscemi, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of Hudson Technologies, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 18, 2010 /s/ James R. Buscemi James R. Buscemi Chief Financial Officer